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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 1, 2005

                            SANGAMO BIOSCIENCES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                000-30171                              68-0359556
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        (Commission File Number)            (IRS Employer Identification No.)

       501 Canal Blvd, Suite A100              Richmond, California 94804
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 (Address of Principal Executive Offices)              (Zip Code)

                                 (510) 970-6000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective as of October 1, 2005, Sangamo BioSciences, Inc. ("Sangamo"), entered into a Research License and Commercial Option Agreement with Dow AgroSciences LLC ("DAS"), a wholly owned indirect subsidiary of Dow Chemical Corporation. Under this agreement, Sangamo will provide DAS with access to Sangamo's proprietary zinc finger DNA-binding protein ("ZFP") technology and the exclusive right to use Sangamo's ZFP technology to modify the genomes or alter the nucleic acid or protein expression of plant cells, plants, or plant cell cultures. Sangamo will retain all rights to use plants or plant-derived products to deliver ZFP transcription factors or nucleases into human or animals for diagnostic, therapeutic, or prophylactic purposes. The press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         Sangamo's agreement with DAS provides for an initial three-year research term during which DAS and Sangamo will work together to validate and optimize the application of Sangamo's ZFP technology to plants, plant cells and plant cell cultures. A joint committee having equal representation from Sangamo and DAS will oversee this research. During the initial three-year research term, DAS will have the option to obtain a commercial license to sell products incorporating or derived from plant cells generated using Sangamo's ZFP technology, including agricultural crops, industrial products and plant-derived biopharmaceuticals. This commercial license will be exclusive for all such products other than animal and human health products. In the event that DAS exercises this option, DAS may elect to extend the research program beyond the initial three-year term on a year-to-year basis.

         Pursuant to the Research License and Commercial Option Agreement, DAS will make an initial cash payment to Sangamo of $7.5 million and will purchase up to $4 million of Sangamo common stock in the next financing transaction meeting certain criteria. In addition, DAS will provide between $4 and $6 million in research funding over the initial three-year research term and may make up to an additional $4 million in research milestone payments to Sangamo during this same period, depending on the success of the research program. In the event that DAS elects to extend the research program beyond the initial three-year term, DAS will provide additional research funding. If DAS exercises its option to obtain a commercial license, Sangamo will be entitled to a one-time exercise fee of $6 million as well as minimum annual payments totaling up to $25.25 million, development and commercialization milestone payments for each product, and royalties on sales of products. Furthermore, DAS will have the right to sublicense Sangamo's ZFP technology to third parties for use in plant cells, plants, or plant cell cultures, and Sangamo will be entitled to twenty five percent (25%) of any cash consideration received by DAS under such sublicenses.

         Sangamo has agreed to supply DAS and its sublicensees with ZFP transcription factors and/or nucleases for both research and commercial use. If DAS exercises its option to obtain a commercial license, DAS may request that Sangamo transfer, at DAS's expense, the ZFP manufacturing technology to DAS or to a mutually agreed-upon contract manufacturer.

         The Research License and Commercial Option Agreement will terminate automatically if DAS fails to exercise its option for a commercial license by end the initial three-year research term. DAS may also terminate the agreement at the end of the second year of the initial research term if the joint committee overseeing the research determines that disappointing research results have made it unlikely that DAS will exercise the option; Sangamo is guaranteed to receive $4 million in research funding from DAS prior to such a termination. Following DAS's exercise of the option and payment of the exercise fee, DAS may terminate the agreement at any time. In addition, each party may terminate the agreement upon an uncured material breach of the other party. In the event of any termination of the agreement, all rights to use Sangamo's ZFP technology will revert to Sangamo, and DAS will no longer be permitted to practice Sangamo's ZFP technology or to develop or, except in limited circumstances, commercialize any products derived from Sangamo's ZFP technology.

         The performance of the Research License and Commercial Option Agreement and the benefits that may be derived by Sangamo from this agreement are subject to many uncertainties and other factors. A description of some of the uncertainties and other factors that could impact the Research License and Commercial Option Agreement and Sangamo are set forth in Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits. The following documents are filed as exhibits to this report:

         99.1   Press Release, dated October 5, 2005.
         99.2   Uncertanties and Other Factors

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 5, 2005
                                         SANGAMO BIOSCIENCES, INC.


                                         By:  /s/ EDWARD O. LANPHIER II
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                                              Edward O. Lanphier II
                                              President, Chief Executive Officer